Exhibit 99.01

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on June 15, 2016

Election of Nine Directors		Votes For	Votes Withheld
Lisa Angelot		2,509,776	26,491
Thomas C. McGraw		2,497,397	38,870
Thomas G. Atwood, D.D.S.		2,507,221	29,046
Ronald R. Barels, D.D.S.		2,509,776	26,491
Merrie Turner Lightner		2,188,300	347,967
Michael Pacelli		2,509,776	26,491
Edward J. Watson		2,389,679	146,588
Jim D. Black		2,181,877	354,390
Anthony J. Clifford		2,175,921	360,346

Advisory (non-binding) vote on executive
Compensation
	Votes For	Against	Abstain
	2,056,645	356,996	113,626

Ratification of the appointment of Moss
Adams LLP as Independent
auditors for 2016
	Votes for	Against	Abstain
	3,265,589	12,604	57,153